Exhibit 99.1
Unity Announces First Quarter 2021 Financial Results
Q1 revenue up 41%, exceeding expectations; company raises 2021 revenue outlook to $1 billion

SAN FRANCISCO, Calif., May 11, 2021 — Unity Software Inc. (NYSE: U), the world’s leading platform for creating and operating interactive, real-time 3D content, today announced results for the first quarter ended March 31, 2021.
“Our first quarter results are reflective of the powerful transition from linear 2D to real-time 3D, which is one of the most important changes in how people interact with technology,” said John Riccitiello, President and Chief Executive Officer, Unity. “We believe that real-time 3D will continue to grow at an accelerated pace and achieve massive scale.”
Unity is the world’s leading platform for creating and operating interactive, real-time 3D (RT3D) content. With Unity, creators have the tools to become RT3D creators. Creators, ranging from game developers to artists, architects, automotive designers, filmmakers and others, use Unity to make their creative vision come to life. With this broad approach, we believe the opportunity to create and operate rich and immersive experiences is almost limitless, setting up Unity to not only anchor tomorrow’s most advanced applications but to enable and power the metaverse at the most foundational level.
“Execution in the first quarter was very strong with revenue of $234.8 million, an increase of 41% from last year. We are encouraged by the growth of our customers contributing more than $100K of trailing twelve-month revenue and the healthy dollar-based net expansion rate during the first quarter,” said Luis Visoso, Chief Financial Officer, Unity. “We continue to invest strategically in R&D and vertical expansion to enable Unity to lead the transition to real-time 3D.”
First Quarter 2021 Financial Highlights
•Revenue was $234.8 million, an increase of 41% from the first quarter of 2020.
•Create Solutions, Operate Solutions, and Strategic Partnerships and Other revenue was $70.4 million, $146.6 million, and $17.8 million, respectively, an increase of 51%, 40%, and 12%, respectively, from the first quarter of 2020.
•Loss from operations was $110.9 million, or 47% of revenue, compared to loss from operations of $27.4 million, or 16% of revenue, in the first quarter of 2020. Our first quarter 2021 results were impacted by an increase in stock-based compensation expense primarily related to the satisfaction of the performance vesting condition on outstanding RSUs upon completion of our IPO, and an increase in both stock price and headcount.
•Non-GAAP loss from operations was $23.4 million, or 10% of revenue, compared to a non-GAAP loss from operations of $13.4 million, or 8% of revenue, in the first quarter of 2020.
•Basic and diluted net loss per share was $0.39, compared to basic and diluted net loss per share of $0.21 in the first quarter of 2020.
•Basic and diluted non-GAAP net loss per share was $0.10, compared to basic and diluted non-GAAP net loss per share of $0.11 in the first quarter of 2020.
•837 customers each generated more than $100,000 of revenue in the trailing 12 months as of March 31, 2021, compared to 668 as of March 31, 2020.
•Dollar-based net expansion rate as of March 31, 2021 was 140% as compared to 133% as of March 31, 2020.

•Net cash used in operating activities was $88.9 million for the first quarter of 2021, compared to net cash used in operating activities of $32.0 million for the same period last year. Free cash flow in the first quarter of 2021 was $(100.6) million, compared to $(39.6) million for the same period last year. Cash, cash equivalents, and restricted cash were $1.1 billion as of March 31, 2021, compared to $0.5 billion as of March 31, 2020.
Recent Business Highlights
•New Unity customers in the first quarter span a wide range of industries. The first quarter 2021 saw new customers in household appliances, automotive, healthcare, aerospace, and government as well as a multinational retailer. One such customer - VirtaMed - will standardize development on Unity for both existing and future products. VirtaMed allows surgeons, physicians and medical educators to train in risk-free virtual environments and simulations for different diagnostic and therapeutic procedures.
•Fortune 50 DIY retailer to employ Unity RT3D. Each week over 300,000 Lowe’s employees serve over 20 million customers from over 2,000 locations in the United States and Canada. Lowe’s is a long-standing user of Unity technology, but this quarter, its Lowe’s Innovation Labs unit engaged with our Accelerate Solutions group to test the ability of RT3D to optimize workflows and processes for their associates.
•KING released its first title built solely on Unity. In March 2021, the makers of the game Candy Crush, KING, released the latest in the Crash Bandicoot franchise, Crash Bandicoot on the Run, built entirely on Unity. As its first 3D mobile title, KING’s highly ambitious goals demanded that they be intentional about choosing a game engine. They chose Unity to bring a beloved franchise to mobile with console-quality graphics and playable on a broad array of devices.
•Unity aims to power the next generation of in-car experiences. Unity and HERE Technologies are collaborating to build the next generation of in-car experiences through embedded, automotive human machine interfaces with RT3D graphics capabilities. The collaboration aims to deliver a new range of high end, dynamic mapping and infotainment experiences such as autonomous driving, simulations, city planning and digital twin through a combination of automotive-grade map data and services with Unity’s RT3D platform.
•Unity delivered on its commitment to game developers with the release of updated products and innovation. Following the product commitments made in Summer 2020, Unity continued to deliver on its promise of stability and ease of use with the 2020 Long Term Support version of the editor. Concurrently, Unity released the 2021.1 Tech Stream geared towards users who are early on in development with experimental versions of new and innovative features giving developers the freedom and flexibility to explore these new capabilities.
Outlook
Unity is providing the following guidance for the second quarter of and full year ending December 31, 2021.

	Q2 2021	2021
	Guidance	Guidance
Revenue (in millions)	$240 — $245	$1,000 — $1,015
Year-over-year revenue growth	30% — 33%	29% — 31%
Non-GAAP loss from operations (in millions)	($30) — ($40)	($90) — ($100)
Non-GAAP operating margin	(12%) — (17%)	(9)% — (10%)
Weighted-average fully diluted shares outstanding	329M	334M
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Unity’s results computed in accordance with GAAP.

Long-Term View and Impact of IDFA
•Our goal is to build a company that delivers revenue growth of approximately 30% over the long run. Of course, business, like life, is not linear, so it is likely that some quarters and years will be higher or lower than we expect, but even so, we believe the opportunities in front of us make such a goal achievable.
•We have been preparing for IDFA for the last two years. So far, spending on our platform is strong, our contextual model (which does not rely on IDFA) is performing well, and customer feedback is strong. Early indications give us confidence that we are performing better than other players in the market and while we continue to believe that IDFA will reduce our revenue by approximately $30 million in 2021, we are raising our full year guidance by $50 million.
Earnings Webcast Details
Unity plans to host a video webcast for analysts and investors today to discuss its first quarter 2021 financial results and outlook for its second quarter and full year 2021. The video webcast is scheduled to begin at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time and can be accessed at the Unity Investor Relations website at investors.unity.com. The video webcast will be available live, and a replay will be available on the Investor Relations website following completion of the live broadcast for approximately 90 days.
About Unity
Unity is the world’s leading platform for creating and operating interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises. For more information, visit unity.com.
Unity uses its Investor Relations website (investors.unity.com), filings with the SEC, press releases, public conference calls, and public webcasts as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Unity’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s second quarter and full year 2021 outlook and future financial performance, including the transition from linear 2D to real-time 3D; Unity’s belief that real-time 3D will continue to grow at an accelerated pace and massively scale; Unity being set up to anchor tomorrow’s most advanced applications and help enable and power the metaverse at the most foundational level; Unity’s continued investment in R&D and vertical expansion; strategies, business plans, priorities and objectives, potential market and growth opportunities, including Unity’s goal to be a company that delivers revenue growth of approximately 30% over the long run and the achievability of that goal; the effect of Apple’s iOS14’s privacy modifications on IDFA; product features, functionality, and expected benefits to the business and our customers; competitive position; product strategies and future product and platform features; technological or market trends; and industry environment. The words “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to achieve profitability and the timing for any such achievement; (iii) our ability to retain existing customers and expand the use of our platform; (iv) our ability to further expand into new industries and attract new customers; (v) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to our or our customers’ business practices; (vi) our ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (vii) our ability to compete effectively in the markets in which we participate; (viii) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (ix) our ability to manage growth effectively; and (x) the rapidly changing and increasingly stringent laws, contractual obligations and industry standards that relate to privacy, data security and the protection of children. Further information on these and additional risks that could affect Unity’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on March 5, 2021, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Unity’s discretion and may not be delivered as planned or at all. Customers who purchase Unity services should make their purchase decisions based upon services, features, and functions that are currently available.
© 2021 Unity Software Inc. All rights reserved. The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks are the property of their respective owners.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP performance financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.

Non-GAAP Gross Profit, Non-GAAP Operating Expenses, and Non-GAAP Loss from Operations
We define non-GAAP gross profit as gross profit excluding stock-based compensation expense and employer tax related to employee stock transactions. We define non-GAAP research and development expense and non-GAAP sales and marketing expense as research and development expense and sales and marketing expense, respectively, excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense. We define non-GAAP general and administrative expense as general and administrative expense excluding stock-based compensation expense and employer tax related to employee stock transactions. We define non-GAAP loss from operations as loss from operations excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense.
We use non-GAAP gross profit and non-GAAP loss from operations in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as these metrics exclude stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and non-cash charitable contribution expense, which we do not consider to be indicative of our overall operating performance.
Non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP loss from operations exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and the aforementioned non-GAAP measures do not reflect cash expenditure for such replacements; and
•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Non-GAAP Net Loss and Non-GAAP Net Loss per Share
We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and non-cash charitable contribution expense, as well as the related tax effects of these items. Non-GAAP net loss per share also adds back expense relating to deemed dividends representing excess paid over initial issuance price to repurchase convertible preferred stock. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.
Non-GAAP net loss and non-GAAP net loss per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•they exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and non-GAAP loss from operations does not reflect cash expenditure for such replacements;
•as further described below, we must make certain assumptions in order to determine the income tax effect adjustment for non-GAAP net loss, which assumptions may not prove to be accurate; and

•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Income Tax Effects of Non-GAAP Adjustments
We utilize a fixed projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of the non-GAAP adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the year ended December 31, 2020, the non-GAAP tax rate was (17)%. For the year ending December 31, 2021, we have determined the projected non-GAAP tax rate to be (22)%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Free Cash Flow
We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.
Free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it is not a substitute for net cash used in operating activities;
•other companies may calculate free cash flow or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a tool for comparison; and
•the utility of free cash flow is further limited as it does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.
Key Metrics
We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives, and make strategic decisions.
Customers Contributing More Than $100,000 of Revenue
We focus on the number of customers that generated more than $100,000 of revenue in the trailing 12 months, as this segment of our customer base represents the majority of our revenue and revenue growth. We define a customer as an individual or entity that generated revenue during the measurement period. A single organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.
Dollar-Based Net Expansion Rate
We track our performance by measuring our dollar-based net expansion rate, which compares our Create and Operate Solutions revenue from the same set of customers across comparable periods, calculated on a trailing 12-month basis. Our dollar-based net expansion rate as of a period end is calculated as current period revenue divided by prior period revenue. Prior period revenue is the trailing 12-month revenue measured as of such prior period end and includes revenue from all customers that contributed revenue during such trailing 12-month period. Current period revenue is the trailing 12-month revenue from these same customers as of the current period end. Our dollar-based net expansion rate includes the effect of any customer renewals, expansion, contraction, and churn but excludes revenue from new customers in the current period.

Contact
Investor Relations:
Richard Davis
richard.davis@unity3d.com
Media:
Marisa Graves
marisag@unity3d.com
Source: Unity

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	As of
	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,119,935	$1,272,578
Marketable securities	527,300	479,406
Accounts receivable, net of allowances of $4,579 and $2,714 as of March 31, 2021 and December 31, 2020, respectively	298,200	274,255
Prepaid expenses	41,913	32,025
Other current assets	22,839	22,396
Total current assets	2,010,187	2,080,660
Property and equipment, net	97,597	95,544
Operating lease right‑of‑use assets	116,409	103,609
Goodwill	306,160	286,251
Intangible assets, net	57,940	57,459
Restricted cash	18,137	21,369
Other assets	44,012	26,333
Total assets	$2,650,442	$2,671,225
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,958	$11,303
Accrued expenses and other current liabilities	91,932	106,306
Publisher payables	186,316	182,269
Income and other taxes payable	54,231	64,116
Deferred revenue	116,718	113,853
Operating lease liabilities	25,437	25,375
Total current liabilities	490,592	503,222
Long-term debt	—	—
Long-term deferred revenue	22,256	20,523
Long-term operating lease liabilities	109,996	98,532
Other long-term liabilities	10,386	11,805
Total liabilities	633,230	634,082
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.000005 par value; 100,000 shares authorized, and no shares issued and outstanding as of March 31, 2021; 100,000 shares authorized, no shares issued and outstanding as of December 31, 2020	—	—
Common stock, $0.000005 par value; 1,000,000 and 1,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 279,170 and 273,537 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	2,927,242	2,838,057
Accumulated other comprehensive loss	(3,552)	(3,418)
Accumulated deficit	(906,480)	(797,498)
Total stockholders’ equity	2,017,212	2,037,143
Total liabilities and stockholders’ equity	$2,650,442	$2,671,225

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$234,772	$166,994
Cost of revenue	58,734	31,868
Gross profit	176,038	135,126
Operating expenses
Research and development	154,015	81,751
Sales and marketing	69,793	43,259
General and administrative	63,132	37,553
Total operating expenses	286,940	162,563
Loss from operations	(110,902)	(27,437)
Interest expense	(115)	(132)
Interest income and other expense, net	1,565	1,856
Loss before provision for income taxes	(109,452)	(25,713)
Provision for (benefit from) income taxes	(1,992)	1,023
Net loss	(107,460)	(26,736)
Other comprehensive loss, net of taxes:
Change in foreign currency translation adjustment	(31)	(95)
Change in unrealized losses on marketable securities	(103)	—
Comprehensive loss	$(107,594)	$(26,831)
Basic and diluted net loss per share:
Net loss per share attributable to our common stockholders, basic and diluted	$(0.39)	$(0.21)
Weighted-average shares used in per share calculation attributable to our common stockholders, basic and diluted	276,068	127,783

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net loss	$(107,460)	$(26,736)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,832	9,810
Stock-based compensation expense	64,424	9,691
Stock-based compensation expense in connection with modified awards for certain employees	2,137	—
Other	1,441	41
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(25,061)	(13,470)
Prepaid expenses	(9,888)	(6,084)
Other current assets	(2,318)	(9,216)
Operating lease right-of-use ("ROU") assets	5,907	5,855
Deferred tax, net	(1,824)	280
Other assets	(11,569)	229
Accounts payable	6,303	(437)
Accrued expenses and other current liabilities	(13,767)	(3,174)
Publisher payables	4,047	10,154
Income and other taxes payable	(10,104)	(3,366)
Operating lease liabilities	(7,492)	(7,756)
Other long-term liabilities	309	1,255
Deferred revenue	4,201	923
Net cash used in operating activities	(88,882)	(32,001)
Investing activities
Purchase of marketable securities	(129,082)	—
Proceeds from principal repayments on marketable securities	2,017	—
Maturities of marketable securities	78,000	—
Purchase of non-marketable investments	(4,000)	—
Purchase of property and equipment	(11,744)	(7,566)
Acquisition of intangible assets	—	(325)
Business acquisitions, net of cash acquired	(24,817)	—
Net cash used in investing activities	(89,626)	(7,891)

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Financing activities
Proceeds from revolving loan facility	—	125,000
Payment of debt issuance costs	—	(247)
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	149,970
Proceeds from issuance of common stock	—	100,000
Purchase and retirement of treasury stock	—	(110)
Proceeds from exercise of stock options	22,624	2,429
Net cash provided by financing activities	22,624	377,042
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	9	(72)
Increase (decrease) in cash, cash equivalents, and restricted cash	(155,875)	337,078
Cash and restricted cash, beginning of period	1,293,947	147,096
Cash, cash equivalents, and restricted cash, end of period	$1,138,072	$484,174

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Gross profit reconciliation
GAAP gross profit	$176,038	$135,126
Add:
Stock-based compensation expense	5,117	557
Employer tax related to employee stock transactions	2,761	9
Non-GAAP gross profit	$183,916	$135,692
GAAP gross margin	75%	81%
Non-GAAP gross margin	78%	81%

Operating expenses reconciliation
Research and development
GAAP research and development expense	$154,015	$81,751
Add:
Stock-based compensation expense	(31,650)	(4,789)
Employer tax related to employee stock transactions	(10,098)	(130)
Amortization of intangible assets expense	(3,177)	(3,126)
Non-GAAP research and development expense	$109,090	$73,706
GAAP research and development expense as a percentage of revenue	66%	49%
Non-GAAP research and development expense as a percentage of revenue	46%	44%

Sales and marketing
GAAP sales and marketing expense	$69,793	$43,259
Add:
Stock-based compensation expense	(12,037)	(1,847)
Employer tax related to employee stock transactions	(2,228)	(12)
Amortization of intangible assets expense	(1,282)	(1,018)
Non-GAAP sales and marketing expense	$54,246	$40,382
GAAP sales and marketing expense as a percentage of revenue	30%	26%
Non-GAAP sales and marketing expense as a percentage of revenue	23%	24%

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
General and administrative
GAAP general and administrative expense	$63,132	$37,553
Add:
Stock-based compensation expense	(17,757)	(2,498)
Employer tax related to employee stock transactions	(1,371)	(4)
Non-GAAP general and administrative expense	$44,004	$35,051
GAAP general and administrative expense as a percentage of revenue	27%	22%
Non-GAAP general and administrative expense as a percentage of revenue	19%	21%

Loss from operations reconciliation
GAAP loss from operations	$(110,902)	$(27,437)
Add:
Stock-based compensation expense	66,561	9,691
Employer tax related to employee stock transactions	16,458	155
Amortization of intangible assets expense	4,459	4,144
Non-GAAP loss from operations	$(23,424)	$(13,447)
GAAP operating margin	(47)%	(16)%
Non-GAAP operating margin	(10)%	(8)%

Net loss and net loss per share reconciliation
GAAP net loss	$(107,460)	$(26,736)
Add:
Stock-based compensation expense	66,561	9,691
Employer tax related to employee stock transactions	16,458	155
Amortization of intangible assets expense	4,459	4,144
Income tax effect of non-GAAP adjustments	(7,337)	(821)
Non-GAAP net loss	$(27,319)	$(13,567)

GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.39)	$(0.21)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.29	0.10
Non-GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.10)	$(0.11)

Weighted-average common shares used in GAAP net loss per share computation, basic and diluted	276,068	127,783
Weighted-average common shares used in non-GAAP net loss per share computation, basic and diluted	276,068	127,783

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Free cash flow reconciliation
Net cash used in operating activities	$(88,882)	$(32,001)
Less:
Purchase of property and equipment	(11,744)	(7,566)
Free cash flow	$(100,626)	$(39,567)
Net cash used in investing activities	$(89,626)	$(7,891)
Net cash provided by financing activities	$22,624	$377,042